Exhibit 99.1

              ATG Announces Second-Quarter 2005 Financial Results;
                       Company Achieves Positive Cash Flow



    CAMBRIDGE, Mass.--(BUSINESS WIRE)--July 28, 2005--ATG (Art Technology Group, Inc., NASDAQ: ARTG), the software provider behind the most consistent and relevant marketing, commerce, and customer service experiences, today reported its financial results for the second quarter ended June 30, 2005.
    Total revenues for the second quarter of 2005 were $20.3 million, a 41.4 percent increase from $14.3 million in the second quarter of 2004 and a 7.9 percent decrease from $22.0 million in the first quarter of 2005.
    Net loss in accordance with accounting principles generally accepted in the United States (GAAP) for the second quarter of 2005 was $0.3 million, or $0.00 per share. This compares with a net loss of $4.2 million, or a loss of $0.06 per share, in the second quarter of 2004 and net income of $1.4 million, or $0.01 per diluted share, for the first quarter of 2005.
    The Company generated non-GAAP net income, which excludes amortization of intangible assets and the net effect of restructuring charges, of $0.9 million, or $0.01 per diluted share, in the second quarter of 2005. These results compare with a non-GAAP net loss of $4.2 million, or a loss of $0.06 per share, in the second quarter of 2004 and non-GAAP net income of $2.2 million, or $0.02 per diluted share, for the first quarter of 2005. See "Use of Non-GAAP Financial Measures" for definitions and reconciliation of non-GAAP to GAAP financial measures.
    Cash, cash equivalents, and marketable securities as of June 30, 2005 were $28.7 million, up 5.0 percent compared with $27.4 million as of March 31, 2005.
    "Supported by the acquisition of Primus, ATG delivered 41 percent year-over-year revenue growth," said Bob Burke, ATG's president and chief executive officer. "We generated positive cash flow and another quarter of non-GAAP profitability as we increased our sales pipeline. In addition, we enhanced our product set and garnered broad industry recognition for our e-commerce offerings."
    "In terms of our technology, the second quarter was a particularly successful period for ATG," Burke continued. "Our advanced applications captured the highest praise from industry experts Forrester and Gartner. This recognition has raised our visibility in the industry and has produced additional business leads. We also continued to strengthen our offerings during the second quarter by introducing new search and merchandising capabilities in our application suite."

    Recent Highlights

    -- Generated business from new and repeat customers such as American Standard Companies, DIRECTV, Elsevier, Inc., Fujitsu, Genentech, Hewlett Packard, Hyatt Hotels Corporation, LifeWay Christian Stores, Medtronic, Meredith Corporation, Restoration Hardware, Sage Publications, SBC, Sony Ericsson Mobile Communications, Stamps.com, USAA and US Department of Agriculture.

    -- Named Julie M.B. Bradley as the company's chief financial officer. Bradley joins ATG from Akamai Technologies, Inc., where she served as vice president of finance. Prior to Akamai, Bradley was at Deloitte & Touche LLP, most recently serving as a manager specializing in multi-national corporate taxation.

    --  Cited as a leader in Forrester Research's "Forrester Wave(TM):
        Commerce Platforms, Q2, 2005." Among all major e-commerce vendors, Forrester ranked ATG #1 in overall current commerce offering, #1 in content and catalog management, #1 in sales and marketing functionality, and #1 (perfect score) in product strategy. Forrester specifically cited ATG for its leadership in providing a "consistent customer experience across channels," marketing and merchandizing functionality, personalization, and "flexible process flows".

    -- Placed in the Leader Quadrant in the 2005 Gartner Commerce/Marketing Magic Quadrant. The report evaluated the market position of 10 e-commerce technology vendors and provided evidence of the continued market resurgence and re-investment in e-commerce technology. Gartner ranked ATG #1 in "Completeness of Vision" and "Leader" in "Ability to Execute", specifically citing ATG for its e-mail marketing, personalization techniques, "business user controlled applications," and the Primus acquisition.

    --  Completed certification of the ATG Customer Experience
        Platform product suite on the JBoss Application Server from JBoss, Inc.

    -- Enhanced ATG Commerce with advanced merchandising tools and integrated catalog search. ATG is now leveraging the power of the award-winning natural language search technology acquired from Primus to enable integrated, natural language catalog search to allow end users to more quickly and intuitively find the products and services that best meet their needs.

    Financial Guidance and Business Outlook

    "We look forward to a strong second half of the year from a financial and technology perspective," Burke said. "With an integrated suite of products encompassing commerce, marketing, and service, ATG has a distinct competitive advantage. We believe we will extend our market lead in the second half of the year through the launch of additional solutions, including our new service application suite. In the interim, our sales team will continue to focus on converting our growing pipeline of business into revenue."
    Based on the company's year-to-date financial results, ATG is updating the guidance it originally provided in December 2004 for the full year 2005. The company currently expects to grow revenue by 26 percent to 34 percent over 2004 to a range of $87 million to $93 million. This compares with ATG's previous range of $90 million to $100 million. The company is improving its expected total cost of revenues and operating expenses, excluding the amortization of intangible assets and restructuring charges, to a range of $82 million to $83 million for the year ending December 31, 2005. This compares with the previous range of $85 million to $86 million. The company continues to anticipate that it will be profitable and cash flow positive for the full year 2005.

    Conference Call Reminder

    ATG management will discuss the company's second-quarter financial results, recent highlights and business outlook for 2005 on its quarterly conference call for investors at 5:30 p.m. ET today, July 28, 2005. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the "For Investors" section of the ATG website, www.atg.com.

    Use of Non-GAAP Financial Measures

    ATG is providing non-GAAP financial measures as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. Net income/(loss) (non-GAAP) and net income/(loss) per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of restructuring actions and the amortization of intangible assets. Management believes that these normalized non-GAAP financial measures better reflect its operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Further, management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods. The company uses the normalized non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
    In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure and reconciles the normalized non-GAAP financial metrics to the comparable GAAP measures.



(In Thousands, except per share data)

                                 Three months ended  Six months ended
                                  June 30  June 30   June 30  June 30
                                    2005     2004      2005     2004
                                 --------- --------  -------- --------

Net Income/(Loss) (GAAP)            $(327) $(4,247)   $1,081  $(6,034)

Amortization of Acquired
 Intangibles                          580        -     1,159        -
Net Restructuring                     671        -       875        -

                                 --------- --------  -------- --------
Net Income/(Loss) (non-GAAP)         $924  $(4,247)   $3,115  $(6,034)
                                 ========= ========  ======== ========

Net Income/(Loss) (non-GAAP)
 per share:
    Basic                           $0.01   $(0.06)    $0.03   $(0.08)
    Diluted                         $0.01   $(0.06)    $0.03   $(0.08)

Shares used in per share
 calculations:
    Basic                         109,218   73,524   108,950   73,289
    Diluted                       110,615   73,524   110,739   73,289


    About ATG

    ATG (Art Technology Group, Inc., NASDAQ: ARTG) makes the software that the world's largest and most prestigious companies use to create a relevant and consistent customer experience, across the Web, e-mail, call center, and mobile channels; and throughout the marketing, commerce, and service lifecycle. With ATG, world-class enterprises create and manage highly targeted online commerce and marketing campaigns, as well as loyalty-driving and cost effective knowledge management, customer service, and support initiatives. ATG's solutions power brands including A&E Networks, Airbus, American Airlines, American Eagle Outfitters, AT&T Wireless, Best Buy, Boeing, France Telecom, Friends Provident, General Electric, Hewlett-Packard, HSBC, InterContinental Hotels Group, Kingfisher, Merrill Lynch, Neiman Marcus, Philips, Procter & Gamble, SBC, T-Mobile, Target, US Army, US Federal Aviation Administration, Warner Music, Wells Fargo, and Yahoo! The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America, Europe, and Asia. For more information about ATG, please visit www.atg.com.

    (C) 2005 Art Technology Group, Inc., ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

    The statements in the section labeled "Financial Guidance and Business Outlook" include forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include that ATG may not be successful in integrating Primus' products with its own; that depreciation, amortization, and potential impairment charges associated with the acquisition could adversely affect the combined company's results of operations; the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the risk of longer sales cycles for ATG's products and ATG's ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG's ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission (SEC), including the company's annual report on Form 10-K for the period ended December 31, 2004 and quarterly report on Form 10-Q for the period ended March 31, 2005, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.



                      Art Technology Group, Inc.
                Condensed Consolidated Balance Sheets
                      (In Thousands of Dollars)
                             (Unaudited)


                                              June 30,    December 31,
                                                2005          2004
                                           ------------- -------------

                  Assets
Current assets:
Cash, cash equivalents and marketable
 securities                                     $28,713       $26,507
Accounts receivable, net                         19,196        24,430
Prepaid expenses and other current assets         2,992         1,694
                                           ------------- -------------
   Total current assets                          50,901        52,631

Property plant & equipment                        2,280         3,120
Marketable securities - long-term                     -         4,001
Intangible assets                                 6,018         7,177
Other assets                                      1,744         3,416
Goodwill                                         27,458        27,458
                                           ------------- -------------
   Total long-term assets                        37,500        45,172
                                           ------------- -------------
    Total assets                                $88,401       $97,803
                                           ============= =============

   Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                                 $2,918        $5,186
Accrued expenses                                 11,759        13,156
Deferred revenue                                 21,853        25,355
Restructuring accrual - current                   4,207         6,095
Other current liabilities                           291           651
                                           ------------- -------------
   Total current liabilities                     41,028        50,443

Accrued restructuring - long-term                 2,860         5,063
Long-term lease payable                              84           112
                                           ------------- -------------
    Total long-term liabilities                   2,944         5,175

Stockholders' equity                             44,429        42,185
                                           ------------- -------------
   Total liabilities and stockholders'
    equity                                      $88,401       $97,803
                                           ============= =============


                      Art Technology Group, Inc.
            Condensed Consolidated Statements of Operations
           (In Thousands of Dollars, except per share data)
                              (Unaudited)

                                 Three Months Ended  Six Months Ended
                                 June 30,  June 30,  June 30, June 30,
                                   2005      2004     2005     2004
                                 --------- --------- -------- --------
Revenues:
   Product license                 $5,319    $3,144  $12,702   $9,508
   Services                        14,942    11,188   29,553   21,634
                                 --------- --------- -------- --------
      Total Revenues               20,261    14,332   42,255   31,142

Cost of Revenues:
   Product license                    378       331      942      730
   Services                         5,367     5,125   10,806    9,910
                                 --------- --------- -------- --------
      Total Cost of Revenues        5,745     5,456   11,748   10,640

                                 --------- --------- -------- --------
Gross Profit                       14,516     8,876   30,507   20,502
     Gross profit %                    72%       62%      72%      66%

Operating Expenses:
   Research & development           4,548     4,150    9,137    8,280
   Sales & marketing                6,996     7,231   13,796   14,572
   General & administrative         2,704     1,739    5,692    3,669
   Restructuring                      671         -      875        -
                                 --------- --------- -------- --------
      Total Operating Expenses     14,919    13,120   29,500   26,521

Income/(Loss) from Operations        (403)   (4,244)   1,007   (6,019)

   Interest and Other Income, net      89        64      100       17
                                 --------- --------- -------- --------

Income/(Loss) before tax
 provision                           (314)   (4,180)   1,107   (6,002)
   Provision for income taxes          13        67       26       32
                                 --------- --------- -------- --------

Net Income/(Loss)                   $(327)  $(4,247)  $1,081  $(6,034)
                                 ========= ========= ======== ========

Earnings per share (GAAP)
    Basic                          $(0.00)   $(0.06)   $0.01   $(0.08)

    Diluted                        $(0.00)   $(0.06)   $0.01   $(0.08)

Shares outstanding
    Basic                         109,218    73,524  108,950   73,289

    Diluted                       109,218    73,524  110,739   73,289



                      Art Technology Group, Inc.
            Condensed Consolidated Statements of Cash Flows
                       (In Thousands of Dollars)
                              (Unaudited)

                               Three Months Ended  Six Months Ended
                               June 30,  June 30,  June 30, June 30,
                                 2005     2004      2005     2004
                               --------- --------  -------- --------

Cash flows from operating
 activities:
  Net Income/(Loss)               $(327) $(4,247)  $1,081  $(6,034)
  Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in)
   operating activities
     Stock-based compensation         -        -        -       11
     Depreciation and
      amortization                1,007      458    2,097    1,039
     Non-cash restructuring
      charge                      1,167        -    1,167        -
     Loss on disposal of fixed
      assets, net                     -       94        -      100
  Changes in operating assets and
   liabilities
     Accounts receivable, net     1,538    4,208    5,234    4,467
     Prepaid expenses and other
      current assets               (438)      58   (1,298)    (684)
     Deferred rent                  139      303      382      404
     Accounts payable               929     (206)  (1,258)     787
     Accrued expenses              (132)    (565)  (1,397)  (1,980)
     Deferred revenue              (491)    (902)  (3,502)    (719)
     Accrued restructuring       (2,234)  (1,221)  (4,091)  (6,700)
                               --------- -------- -------- --------
        Net cash provided by
         (used in) operating
         activities              $1,158  $(2,020) $(1,585) $(9,309)

Cash flows from investing
 activities:
  Purchases of marketable
   securities                    (1,916)  (1,069) $(2,908) $(9,313)
  Maturities of marketable
   securities                       967    3,098    2,490    8,743
  Purchases of property and
   equipment                       (175)     (87)    (271)    (345)
  Payment of acquisition costs        -        -   (1,010)       -
  Decrease in other assets           38       28      241        4
                               --------- -------- -------- --------
       Net cash provided by
        (used in) investing
        activities              $(1,086)  $1,970  $(1,458)   $(911)

Cash flows from financing
 activities:
  Proceeds from exercise of
   stock options                    104      141      683      332
  Proceeds from employee stock
   purchase plan                    211      242      393      515
  Principal payments on notes
   payable                          (36)       -     (360)       -
  Payments on capital leases        (15)       -      (28)       -
                               --------- -------- -------- --------
       Net cash provided by
        financing activities       $264     $383     $688     $847

Effects of exchange rate
 translation on cash
 and cash equivalents                78       32      142      (28)

Net increase/(decrease) in cash
 and cash equivalents               414      365   (2,213)  (9,401)
Cash and cash equivalents,
 beginning of period             18,683   22,168   21,310   31,934
                               --------- -------- -------- --------
Cash and cash equivalents, end
 of period                      $19,097  $22,533  $19,097  $22,533
                               ========= ======== ======== ========




    CONTACT: ATG
             Julie Bradley, 617-386-1000
             CFO@atg.com
             or
             Sharon Merrill Associates, Inc.
             Jason Fredette, 617-542-5300
             jfredette@investorrelations.com